                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS THIRD QUARTER 2026 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.26 PER SHARE
CHARLOTTE, N.C., November 5, 2026 - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC” or the “Company”) today reported its financial and operating results for the third quarter of 2026 and announced that the Company’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.26 per share.
Highlights

	Three Months Ended		Three Months Ended
Income Statement	September 30, 2026		June 30, 2026
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(1)
Net investment income	$27.2	$0.26	$29.0	$0.28
Net realized gains (losses)	$(4.8)	$(0.05)	$18.8	$0.18
Net unrealized appreciation (depreciation)	$2.2	$0.02	$(29.4)	$(0.28)
Net increase in net assets resulting from operations	$24.6	$0.24	$18.3	$0.18
Dividends paid		$0.26		$0.26
(1) Based on weighted average shares outstanding during the period of 104,706,884.

Investment Portfolio and Balance Sheet (dollars in millions, except per share data)	As of September 30, 2026	As of June 30, 2026
Investment portfolio at fair value	$2,509.8	$2,458.6
Total assets	$2,634.9	$2,584.2
Debt outstanding (principal)	$1,467.2	$1,409.7
Total net assets (equity)	$1,143.3	$1,145.9
Net asset value per share	$10.92	$10.94
Debt-to-equity ratio	1.28x	1.23x
Net debt-to-equity ratio (adjusted for unrestricted cash and net unsettled transactions)(1)	1.24x	1.18x
(1) See the “Non-GAAP Financial Measures” section of this press release.
Third Quarter 2026 Results
Commenting on the quarter, Thomas McDonnell, Chief Executive Officer of Barings BDC, stated, “Our third quarter results reflect the stability of our predominantly senior secured portfolio. Net investment income of $0.26 per share fully covered our dividend, and NAV per share was largely unchanged at $10.92. We remained active in the market, funding $196 million of investments, including 20 new portfolio companies, and grew the portfolio to $2.5 billion. We believe our liquidity position and the breadth of the Barings platform position us well to continue delivering value for our shareholders.”

During the three months ended September 30, 2026, the Company reported total investment income of $64.3 million, net investment income of $27.2 million, or $0.26 per share, and a net increase in net assets resulting from operations of $24.6 million, or $0.24 per share.
Net asset value (“NAV”) per share decreased by $0.02 from the prior quarter to $10.92 as of September 30, 2026, primarily reflecting net realized losses of $0.05 per share, partially offset by net unrealized appreciation of $0.02 per share.

Portfolio Activity	Three Months Ended	Three Months Ended
(dollars in millions)	September 30, 2026	June 30, 2026
Investments funded:
New portfolio company investments	$121.4	$172.1
Additional investments in existing portfolio companies	74.6	90.0
Total investments funded	$196.0	$262.1
Investments sold or repaid:
Loans repaid	$66.8	$49.3
Principal payments and sales proceeds	78.5	59.1
Sales to joint venture	—	51.7
Equity sales	0.2	2.2
Return of capital from joint ventures, royalty rights, and equity investments	0.4	4.8
Total investments sold or repaid	$145.9	$167.1

Number of new portfolio company investments	20	21

Portfolio Information (dollars in millions)	As of September 30, 2026	As of June 30, 2026
Investment portfolio at fair value	$2,509.8	$2,458.6
Number of portfolio company investments	349	342
Percentage of floating rate securities at fair value	92.8%	92.8%

Weighted average yield:
Debt investments other than non-accrual debt investments(1)	9.5%	9.4%
Total debt investments(2)	9.2%	9.1%
Debt investments other than non-accrual debt investments and other income producing securities(3)	10.0%	9.9%
Total debt investments and other income producing securities(4)	9.7%	9.7%
(1) Computed using the principal amount of our outstanding debt investments, other than non-accrual debt investments.
(2) Computed using the principal amount of our outstanding debt investments, including non-accrual debt investments.
(3) Computed using the principal amount of our outstanding debt investments, other than non-accrual debt investments, and the fair value of other income producing securities.
(4) Computed using the principal amount of our outstanding debt investments, including non-accrual debt investments, and the fair value of other income producing securities.

Portfolio Composition (dollars in millions)	As of September 30, 2026	As of June 30, 2026
Senior debt and 1st lien notes	$1,771.7	$1,725.7
Subordinated debt and 2nd lien notes	233.3	234.4
Structured products	23.4	24.2
Equity shares	445.0	435.6
Equity warrants	1.4	1.3
Royalty rights	1.5	1.4
Investment in joint ventures	33.5	36.0
Total investments at fair value	$2,509.8	$2,458.6

Liquidity and Capitalization
As of September 30, 2026, the Company had cash and foreign currencies of $76.2 million (including restricted cash of $25.0 million), $334.7 million of borrowings outstanding under its $821.5 million senior secured credit agreement, $1,132.5 million aggregate principal amount of unsecured notes outstanding and a net receivable from unsettled transactions of $1.4 million.
On October 30, 2026, the Company priced Barings BDC CLO 2026-1, an approximately $396.3 million collateralized loan obligation (“CLO”). The CLO consists of $304.0 million of rated secured notes sold to third-party investors and $92.3 million of subordinated notes retained by the Company. The floating rate notes carry a weighted average interest rate of Term SOFR plus 1.64%. The transaction is expected to close in mid-November 2026, subject to customary closing conditions. The Company intends to use the net proceeds, together with borrowings under its senior secured credit agreement, to repay in full its $350.0 million of 3.300% notes due November 23, 2026.
Dividend Information
The Board declared a quarterly cash dividend of $0.26 per share, which is payable as follows:
Fourth Quarter 2026 Dividend:
Amount per share:         $0.26
Record date:             December 2, 2026
Payment date:             December 9, 2026
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested (net of applicable withholding tax) in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to September 30, 2026, the Company made approximately $70.9 million of new commitments, of which $36.2 million closed and funded. The $36.2 million of investments consists of $35.8 million of first lien senior secured debt investments and $0.4 million of equity investments. The weighted average yield of the debt investments was 11.1%. In addition, the Company funded $35.0 million of previously committed revolvers and delayed draw term loans.
Conference Call to Discuss Third Quarter 2026 Results
Barings BDC has scheduled a conference call to discuss third quarter 2026 financial and operating results for Friday, November 6, 2026, at 8:30 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 13, 2026. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13763218.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website until November 13, 2026.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the Company’s projected net investment income and earnings, the Company’s distribution levels and frequency of distributions, the Company’s share repurchase activity and investment activity, and the ability of Barings to manage Barings BDC and identify investment opportunities, all of which are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of Barings BDC’s trading intent. More information on the risks and other potential factors that could affect Barings BDC’s financial results and future events, including important factors that could cause actual results or events to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is included in Barings BDC’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC’s most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC’s quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to NAV, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.
Non-GAAP Financial Measures
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net debt (calculated as (i) total debt less (ii) unrestricted cash and foreign currencies (excluding restricted cash) net of net payables/receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company’s results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC’s investment activities are managed by its investment adviser, Barings, a leading global asset manager based in Charlotte, NC with $500 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings
Barings is a $500 billion* global alternative asset manager that partners with institutional, insurance and wealth clients, and supports leading businesses with flexible financing solutions. The firm, a subsidiary of MassMutual with a minority investment from MS&AD, seeks to deliver excess returns by leveraging its global scale and capabilities across credit, real assets, capital solutions and emerging markets. Learn more at www.barings.com.
*Assets under management as of September 30, 2026
Media Contact:
MediaRelations@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $2,008,413 and $1,951,962 as of September 30, 2026 and December 31, 2025, respectively)	$1,970,299	$1,916,364
Affiliate investments (cost of $442,982 and $386,190 as of September 30, 2026 and December 31, 2025, respectively)	445,193	399,183
Control investments (cost of $100,617 and $86,128 as of September 30, 2026 and December 31, 2025, respectively)	94,279	82,977
Total investments at fair value	2,509,771	2,398,524
Cash (restricted cash of $24,961 and $12,933 as of September 30, 2026 and December 31, 2025, respectively)	64,600	51,891
Foreign currencies (cost of $11,574 and $14,922 as of September 30, 2026 and December 31, 2025, respectively)	11,557	14,889
Interest and fees receivable	34,867	41,415
Prepaid expenses and other assets	987	981
Credit support agreement (cost of $1,329 and $44,400 as of September 30, 2026 and December 31, 2025, respectively)	1,260	60,500
Derivative assets	2,905	3,515
Deferred financing fees	7,347	8,681
Receivable from unsettled transactions	1,576	55,987
Total assets	$2,634,870	$2,636,383
Liabilities:
Accounts payable and accrued liabilities	$5,956	$7,379
Interest payable	10,611	18,451
Administrative fees payable	373	381
Base management fees payable	7,841	8,562
Incentive management fees payable	6,333	7,019
Derivative liabilities	15,323	3,619
Payable from unsettled transactions	214	183
Borrowings under credit facility	334,732	226,786
Notes payable (net of deferred financing fees)	1,110,195	1,203,321
Total liabilities	1,491,578	1,475,701
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 104,706,884 shares issued and outstanding as of both September 30, 2026 and December 31, 2025)	104	104
Additional paid-in capital	1,864,163	1,862,834
Total distributable earnings (loss)	(720,975)	(702,256)
Total net assets	1,143,292	1,160,682
Total liabilities and net assets	$2,634,870	$2,636,383
Net asset value per share	$10.92	$11.09

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$40,369	$47,746	$119,168	$141,272
Affiliate investments	2,138	911	6,962	2,965
Control investments	120	151	264	407
Total interest income	42,627	48,808	126,394	144,644
Dividend income:
Non-Control / Non-Affiliate investments	1,681	4,298	6,043	7,109
Affiliate investments	9,691	9,879	31,255	29,586
Control investments	—	—	—	2,817
Total dividend income	11,372	14,177	37,298	39,512
Fee and other income:
Non-Control / Non-Affiliate investments	3,548	3,904	9,704	12,251
Affiliate investments	177	57	378	161
Control investments	1	43	49	47
Total fee and other income	3,726	4,004	10,131	12,459
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,792	4,401	11,570	12,156
Affiliate investments	2,169	555	2,900	1,164
Control investments	477	243	1,332	705
Total payment-in-kind interest income	6,438	5,199	15,802	14,025
Interest income from cash	131	216	437	601
Total investment income	64,294	72,404	190,062	211,241
Operating expenses:
Interest and other financing fees	20,282	21,508	59,146	63,882
Base management fee	7,841	8,415	24,063	24,626
Incentive management fees	6,333	5,634	16,014	24,489
General and administrative expenses	1,904	1,896	6,146	5,884
Total operating expenses	36,360	37,453	105,369	118,881
Net investment income before taxes	27,934	34,951	84,693	92,360
Income taxes, including excise tax expense	700	1,338	2,604	2,547
Net investment income after taxes	$27,234	$33,613	$82,089	$89,813

Barings BDC, Inc. Unaudited Consolidated Statements of Operations — (Continued) (in thousands, except share and per share data)
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	$(3,055)	$6,442	$(18,285)	$2,083
Affiliate investments	(1,233)	(4,833)	(1,233)	(4,833)
Control investments	—	6	(69)	(24,450)
Net realized gains (losses) on investments	(4,288)	1,615	(19,587)	(27,200)
Credit support agreements	—	—	22,628	9,400
Foreign currency transactions	178	76	(1,975)	2,312
Forward currency contracts	(672)	(2,998)	2,165	(2,045)
Net realized gains (losses)	(4,782)	(1,307)	3,231	(17,533)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	2,779	(14,718)	(7,466)	16,489
Affiliate investments	(5,300)	3,891	(5,848)	2,693
Control investments	2,034	(5,252)	(3,187)	25,194
Net unrealized appreciation (depreciation) on investments	(487)	(16,079)	(16,501)	44,376
Credit support agreements	(69)	1,600	(16,169)	2,950
Foreign currency transactions	757	(1,536)	6,058	(24,519)
Forward currency contracts	1,977	7,259	4,244	(18,401)
Net unrealized appreciation (depreciation)	2,178	(8,756)	(22,368)	4,406
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts	(2,604)	(10,063)	(19,137)	(13,127)
Net increase (decrease) in net assets resulting from operations	$24,630	$23,550	$62,952	$76,686
Net investment income per share — basic and diluted	$0.26	$0.32	$0.78	$0.85
Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$0.24	$0.22	$0.60	$0.73
Dividends / distributions per share:
Regular quarterly dividends / distributions	$0.26	$0.26	$0.78	$0.78
Special dividends / distributions	—	0.05	—	0.15
Total dividends / distributions per share	$0.26	$0.31	$0.78	$0.93
Weighted average shares outstanding — basic and diluted	104,706,884	105,158,938	104,706,884	105,253,993

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$62,952	$76,686
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(566,761)	(561,582)
Repayments received / sales of portfolio investments	493,021	425,436
Loan origination and other fees received	7,860	9,579
Net realized (gain) loss on investments	19,587	27,200
Net realized (gain) loss of CSAs	(22,628)	(9,400)
Net realized (gain) loss on foreign currency transactions	1,975	(2,312)
Net realized (gain) loss on forward currency contracts	(2,165)	2,045
Net unrealized (appreciation) depreciation on investments	16,501	(44,376)
Net unrealized (appreciation) depreciation of CSAs	16,169	(2,950)
Net unrealized (appreciation) depreciation on foreign currency transactions	(6,058)	24,519
Net unrealized (appreciation) depreciation on forward currency contracts	(4,244)	18,401
Payment-in-kind interest / dividends	(18,785)	(19,508)
Amortization of deferred financing fees	4,755	3,651
Accretion of loan origination and other fees	(7,137)	(7,962)
Amortization / accretion of purchased loan premium / discount	(765)	(1,022)
Proceeds from termination of CSAs	67,028	23,000
Payments for derivative contracts	(4,595)	(27,447)
Proceeds from derivative contracts	6,760	25,402
Changes in operating assets and liabilities:
Interest and fees receivable	6,143	2,031
Prepaid expenses and other assets	(6)	731
Accounts payable and accrued liabilities	(2,855)	(2,702)
Interest payable	(7,837)	(3,405)
Net cash provided by (used in) operating activities	58,915	(43,985)
Cash flows from financing activities:
Borrowings under credit facility	373,092	431,839
Repayments of credit facility	(260,959)	(540,495)
Proceeds from notes	—	300,000
Repayments of notes	(80,000)	(50,000)
Financing fees paid	—	(5,247)
Purchases of shares in repurchase plan	—	(2,339)
Cash dividends / distributions paid	(81,671)	(97,906)
Net cash provided by (used in) financing activities	(49,538)	35,852
Net increase (decrease) in cash and foreign currencies	9,377	(8,133)
Cash and foreign currencies, beginning of period	66,780	91,339
Cash and foreign currencies, end of period	$76,157	$83,206
Supplemental Information:
Cash paid for interest	$58,776	$60,376
Excise taxes paid during the period	$3,400	$4,001
Supplemental non-cash information
Deemed contributions - CSA	$1,329	$—

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio
(in thousands, except ratios)

	September 30, 2026	June 30, 2026
Total debt (principal)	$1,467,232	$1,409,726
minus: Cash and foreign currencies (excluding restricted cash)	(51,196)	(51,543)
plus: Payable from unsettled transactions	214	2,151
minus: Receivable from unsettled transactions	(1,576)	(6,413)
Total net debt(1)	$1,414,674	$1,353,921

Total net assets	$1,143,292	$1,145,886

Total net debt-to-equity ratio(1)	1.24x	1.18x
(1) See the “Non-GAAP Financial Measures” section of this press release.